Exhibit 10.17.1

As amended on November 23, 2010

2005
RAYMOND JAMES FINANCIAL, INC.
RESTRICTED STOCK PLAN

(Initially effective February 17, 2005 and amended on February 16, 2006, May 24, 2006, November 27, 2006 ( the November 27, 2006 amendments were approved by shareholders on February 15, 2007),  August 22, 2007, May 21, 2008, November 25, 2008 (the November 25, 2008 amendments were approved by shareholders on February 19, 2009) and November 23, 2010)

SECTION 1
PURPOSE OF THE PLAN

The name of this plan is THE 2005 RAYMOND JAMES FINANCIAL, INC. RESTRICTED STOCK PLAN (the "Plan"). The purpose of the Plan is to enable RAYMOND JAMES FINANCIAL, INC. (the "Company") and its Subsidiaries to attract, retain and motivate employees and independent contractors associated with the Company (or its Subsidiaries), to compensate them for their contributions or anticipated contributions to the growth and profits of the Company (or its Subsidiaries) and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to employees and independent contractors associated with the Company (or its Subsidiaries) or to be associated with the Company (or its Subsidiaries), which are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

SECTION 2
DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" shall refer to such Committee, except where the context otherwise requires or the terms hereof provide for authority to be exercised or decisions made by the Board in direct relation to the Committee.

(b)           "Cause" means (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

(c)           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(d)           "Committee" means the Corporate Governance, Nominating and Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

(e)           "Disability" means permanent and total disability as determined under the Company's long-term disability plan unless the Participant is not a participant in the Company’s long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Participant from engaging in any substantial gainful employment with the Company or the Subsidiary with which the Participant was employed prior to the inception of the disability; provided that, for purposes of awards granted hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time.

(f)           "Eligible Person" means an employee or a potential employee of the Company or any Subsidiary as well as independent contractors associated with or to be associated with the Company or its Subsidiaries as described in Section 3.

(g)           "Participant" means an Eligible Person selected or ratified for selection by the Committee or a senior executive officer of the Company, pursuant to the Committee’s authority or the officer’s authority, as the case may be, in Section 6, to receive an award of Restricted Stock or of an award of a Restricted Stock Unit.

(h)           "Restricted Period" means the period during which the restrictions on the Restricted Stock or the Restricted Stock Unit are in effect.

(i)           "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

(j)           "Restricted Stock Unit" means an award of the right to receive Stock, cash or a combination thereof, as determined by the Committee in its sole discretion, upon settlement that is subject to the restrictions set forth in Section 5A.

(k)           "Retirement" means, unless otherwise defined in the documented grant of the specific award to the Participant, a Participant’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Subsidiary after attainment of age 65.

(l)           "Section 16(a) Person" means any officer or director of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

(m)           “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(n)           “Separation from Service” means a termination of employment (in the case of an employee) or a termination of service (in the case of an independent contractor) from the Company and its Subsidiaries; provided that, for purposes of awards granted hereunder that are subject to Section 409A, a “Separation from Service” means a Participant’s death, retirement or other termination of employment or service with the Company and its Subsidiaries (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A-1(h), as each may be amended from time to time).

(o)           "Stock" means the common stock of the Company, $.01 par value.

(p)           "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3
ELIGIBILITY AND PARTICIPATION

Employees of the Company and its Subsidiaries and/or persons being recruited for employment, as well as independent contractors associated with and/or being recruited for association with the Company or its Subsidiaries, who are or will be responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Persons.

SECTION 4
AMOUNT AND FORM OF AWARDS

(a)           The Committee, in its sole discretion, shall determine and grant the awards of Restricted Stock and Restricted Stock Units to be granted under the Plan, provided, however, that awards under this Plan may be determined and granted by senior executive officers of the Company, based on recommendations of various departments or Subsidiaries of the Company, in connection with the initial association of an individual who upon association will qualify as an Eligible Person.  A Participant will receive such awards in Restricted Stock or Restricted Stock Units, as designated in the grant.

(b)           The maximum number of shares of Stock which may be issued under the Plan as Restricted Stock or which may be covered by Restricted Stock Units, when aggregated, shall be (1) 10,425,000 in total and (2) 2,000,000 in any fiscal year, subject to adjustment as provided in Section 7, and, with respect to any Restricted Stock, such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both.  In the event Restricted Stock or a Restricted Stock Unit is forfeited prior to the end of the Restricted Period, the shares of Stock so forfeited or the number of shares to which the forfeited Restricted Stock Unit relates, shall immediately become available for future awards.

SECTION 5
RESTRICTED STOCK

(a)           The number of shares of Restricted Stock awarded to a Participant under the Plan will be determined in accordance with Section 4(a).  For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.

(b)           A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant. All shares of Restricted Stock shall be issued and held in an individual account for each Participant until the Restricted Period (as defined in Section 5(c)) has expired. Such Company records shall, absent manifest error, be binding on the Participants.

(c)           The shares of Restricted Stock awarded pursuant to this Section 5 shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.

(d)           Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock.

(e)           Shares of Restricted Stock shall be delivered to the Participant in accordance with Section 9(a) promptly after, and only after, the Restricted Period shall expire or lapse (or such earlier time as the restrictions may lapse in accordance with Section 5(f)) without forfeiture in respect of such shares of Restricted Stock.

(f)           Subject to the provisions of Section 5(c), the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period (including extensions):

(i)
Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse, and the Restricted Period applicable to such Restricted Stock shall expire. Upon the death of a Participant, such Participant's Restricted Stock shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)
Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below (the violation of which shall result in the immediate forfeiture of any unvested Restricted Stock), any unvested Restricted Stock shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed, full years of service, if any, since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant), and the Restricted Period applicable to the Restricted Stock that vests in accordance with this provision shall expire. Any unvested shares of Restricted Stock that do not vest in accordance with the preceding sentence shall be immediately forfeited.  For purposes of this subparagraph (f)(ii), a Participant shall be deemed to have not satisfied the non-compete provision if the Participant, within one year after the date of Retirement:

(1)	discloses the list of the Company's or a Subsidiary's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2)
discloses to any person, firm, corporation, association, or other entity any information regarding the Company's or a Subsidiary's general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company's or a Subsidiary's business; or

(3)
owns more than five per cent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business which is engaged in businesses which are competitive to the business of the Company or a Subsidiary; and are located within a radius of 100 miles of any location where the Participant was employed or which was under the supervision, management or control of the Participant; or

(4)
solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Subsidiary on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned of during his employment; or

(5)	solicits any of the employees or agents of the Company or a Subsidiary to terminate their employment or relationship with the Company or a Subsidiary.

(iii)
It is the intention of the Company and its Subsidiaries that this paragraph (f) be given the broadest protection allowed by law with regard to the restrictions herein contained. Each restriction set forth in this paragraph (f) shall be construed as a condition separate and apart from any other restriction or condition. To the extent that any restriction contained in this paragraph (f) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which said court deems reasonable and enforceable.

(iv)
If a Participant voluntarily incurs a Separation from Service, or if a Participant involuntarily incurs a Separation from Service for Cause, such Participant shall forfeit his or her Restricted Stock for which the Restricted Period has not expired on the date of the Separation from Service.

SECTION 5A
RESTRICTED STOCK UNITS

(a)           The number of Restricted Stock Units awarded to a Participant under the Plan will be determined in accordance with Section 4(a).  For purposes of this Plan, the fair market value of Stock for an award will be the Stock’s closing price on the New York Stock Exchange or the last sale price on any other national securities exchange registered under the Securities and Exchange Act of 1934, as amended, upon which the Stock is then listed on such date, or if the Stock was not traded on such date, on the next preceding day on which sales of shares of the Stock were reported, all as determined by the Committee.  In the event the Committee provides for alternative methods for grants of awards, the Committee, in its sole discretion, may provide for alternative methods of determining the fair market value of Stock for such awards, and may also provide for alternative forfeiture provisions, so long as the alternative methods or provisions do not (i) materially increase the benefits, (ii) materially increase the number of Restricted Stock Units issued or (iii) materially modify the eligibility requirements applicable to Section 16(a) Persons.

(b)           A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock Units to a Participant, but no "book entry" shall be made in the Stock records of the Company at the time of an award of a Restricted Stock Unit.  All Restricted Stock Units shall be recorded in an individual book account for each Participant until the Restricted Period (as defined in Section 5A(c)) has expired.  Such Company records shall, absent manifest error, be binding on the Participants.

(c)           The Restricted Stock Units awarded pursuant to this Section 5A shall be subject to the restrictions and conditions set forth in the underlying contracts with the Participants and/or as set forth in the documented grant of any award pursuant to this Plan to the Participants.

(d)           With respect to a Restricted Stock Unit, no certificate for shares of Stock shall be issued at the time the grant is made (nor shall any "book entry" be made in the Stock records of the Company) and the Participant shall have no right to or interest in shares of Stock of the Company as a result of the grant of Restricted Stock Units.

(e)           Dividend equivalents may be credited in respect of Restricted Stock Units, as the Committee deems appropriate.  Such dividend equivalents may be paid in cash or converted as of the date the Restricted Period expires and lapses into shares of Stock, the number of which shall be determined as follows: (1) if the Company declares and pays a cash dividend, the number of additional shares of Stock that will be issued upon the expiration of the Restricted Period shall be equal to the quotient obtained by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Stock equal to the number of Restricted Stock Units subject to the Participant’s award as of the date or dates the dividends were paid by the Company to the Company’s shareholders by (ii) the fair market value per share of Stock on the date the Restricted Period expires and lapses, rounded down to the nearest whole share of Stock; or (ii) or if the Company declares and pays a Stock dividend, the number of additional shares of Stock that will be issued upon the expiration of the Restricted Period shall be equal to the number of shares of Stock distributed with respect to the shares underlying the Restricted Stock Units as of the date or dates the dividends were paid by the Company to the Company’s shareholders, rounded down to the nearest whole share of Stock.  The dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit award to which they relate, including that the dividend equivalents will vest and become payable upon the same terms and at the same time as the Restricted Stock Units to which they relate.

(f)           Any shares of Stock or cash that may be issued or paid in satisfaction of a Restricted Stock Unit delivered under the Plan shall be delivered to the Participant in accordance with Section 9(a) promptly after, and only after, the Restricted Period shall expire or lapse (or such earlier time as the restrictions may lapse in accordance with Section 5A(g)) without forfeiture in respect of such Restricted Stock Unit.  Notwithstanding the foregoing, with respect to awards granted hereunder that are subject to Section 409A, such shares of Stock or cash must be delivered in accordance with Treasury Regulation Section 1.409A-3(d), as may be amended from time to time; provided, that, if the Restricted Period or applicable restrictions expire or lapse as a result of the Participant’s Retirement and the issuance or payment of shares of Stock or cash must be delayed in accordance with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies), such shares or cash will be delivered on the first business day following the six (6) month anniversary of the Participant’s Separation from Service, unless the Participant dies during such six (6) month period, in which case, the shares or cash will be delivered to the Participant’s estate as soon as practicable following his or her death, or unless the Participant is required to satisfy the non-compete provision set forth in Section 5(g)(ii) below, in which case, the shares or cash will be delivered after satisfaction of the non-compete provision.

(g)           Subject to the provisions of Section 5A(c), the following provisions shall apply to a Participant's Restricted Stock Unit prior to the end of the Restricted Period (including extensions):

(i)           Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock Unit shall immediately lapse, and the Restricted Period applicable to such Restricted Stock Unit shall expire.  Upon the death of a Participant, such Participant's Restricted Stock Unit shall transfer to the Participant's beneficiary as such beneficiary is designated on a form provided by the Company, or if no beneficiary is so designated, by will or the laws of descent and distribution.

(ii)
Upon the Retirement of a Participant, and after satisfaction of a non-compete provision as set forth below (the violation of which shall result in the immediate forfeiture of any unvested Restricted Stock Units), any unvested Restricted Stock Unit shall vest on a pro-rated basis (with the pro-ration being determined by comparing completed, full years of service, if any, since the date of initial award to the vesting schedule or by such other pro-ration method as may otherwise be set forth in the underlying contract with the Participant or in the documented grant of the specific award to the Participant) on the one-year anniversary of the Participant’s Retirement, the Restricted Period applicable to the Restricted Stock Units that vest in accordance with this provision shall expire and such Restricted Stock Units shall thereafter be settled in accordance with Section 5A(f). Any unvested Restricted Stock Units that do not vest in accordance with the preceding sentence shall be immediately forfeited.  For purposes of this subparagraph (g)(ii), a Participant shall be deemed to have not satisfied the non-compete provision if the Participant, within one year after the date of Retirement:

(1)	discloses the list of the Company's or a Subsidiary's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or

(2)
discloses to any person, firm, corporation, association, or other entity any information regarding the Company's or a Subsidiary's general business practices or procedures, methods of sale, list of products, personnel information and any other valuable confidential business or professional information unique to the Company's or a Subsidiary’s business; or

(3)
owns more than five per cent (5%) of, manages, operates, controls, is employed by, acts as an agent for, participates in or is connected in any manner with the ownership, management, operation or control of any business which is engaged in businesses which are competitive to the business of the Company or a Subsidiary; and are located within a radius of 100 miles of any location where the Participant was employed or which was under the supervision, management or control of the Participant; or

(4)
solicits or calls either for himself/herself or any other person or firm, any of the customers of the Company or a Subsidiary on whom the Participant called, with whom the Participant became acquainted, or of whom the Participant learned of during his employment; or

(5)	solicits any of the employees or agents of the Company or a Subsidiary to terminate their employment or relationship with the Company or a Subsidiary.

(iii)           It is the intention of the Company and its Subsidiaries that this paragraph (g) be given the broadest protection allowed by law with regard to the restrictions herein contained.  Each restriction set forth in this paragraph (g) shall be construed as a condition separate and apart from any other restriction or condition.  To the extent that any restriction contained in this paragraph (g) is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended for too great a period of time, or as encompassing too large a geographic area, or over too great a range of activity, or any combination of these elements, then such restriction shall be interpreted to extend only over the maximum period of time, geographic area, and range of activities which said court deems reasonable and enforceable.

(iv)           If a Participant voluntarily incurs a Separation from Service, or if a Participant involuntarily incurs a Separation from Service for Cause, such Participant shall forfeit his or her Restricted Stock Units for which the Restricted Period has not expired on the date of the Separation from Service.

(h)           The Committee shall have the power and authority, directly or indirectly, to establish or to cause to be established a trust for purpose of purchasing Stock on the open market, holding such Stock and using such Stock to satisfy the Company’s obligations under grants of Restricted Stock Units.  If the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an "employee benefit plan" within the meaning assigned by the Income Tax Act (Canada).

SECTION 6
ADMINISTRATION

The Plan shall be administered by the Committee.

The Committee (and senior executive officers in the case of initial association grants) shall have the power and authority to grant Restricted Stock and Restricted Stock Units to Participants, pursuant to the terms of the Plan.

In particular, the Committee (and senior executive officers in the case of initial association grants) shall have the authority:

(i)           to select or ratify the selection of Eligible Persons;

(ii)           to determine whether and to what extent Restricted Stock or a Restricted Stock Unit is to be granted to Participants hereunder or ratify the grant thereof;

(iii)           to determine the number of shares of Stock to be covered by such award granted hereunder or ratify the grant thereof;

(iv)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the Restricted Period and the other conditions of full vesting of the Restricted Stock or the Restricted Stock Units) or to ratify the grant thereof; and

(v) to determine or ratify the determination of the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all documentation  evidencing the Restricted Stock or the Restricted Stock Unit.

In the event of an initial association grant of Restricted Stock or Restricted Stock Units effectuated by action of a senior executive officer, the terms and conditions of such grant shall be reported to the Committee at the Committee’s next meeting for informational purposes only, it being understood that such report shall not in any way be a condition to the effectiveness of the grant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, its Subsidiaries and the Participants.

The Committee may delegate the administrative details and management of the Plan to members of the Company's management and staff.  No such delegation shall affect the Committee’s right to make final decisions with respect to any matter arising under the Plan.

SECTION 7
ADJUSTMENTS UPON A CHANGE IN COMMON STOCK

In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event that may equitably require an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) or covered by an award under the Plan, then in such event (i) appropriate adjustment shall automatically be made in the maximum number and kind of shares remaining available for issuance under the Plan, and (ii) appropriate adjustment shall automatically be made in the number or kind of shares or other property covered by an award under the Plan.  The Committee may take any additional action it deems necessary, in accordance with its sole discretion, to further confirm such adjustments and any automatic adjustments and any such additional action shall be conclusive and binding for all purposes of the Plan.

SECTION 8
AMENDMENT AND TERMINATION

The Plan may be amended from time to time or terminated at any time and from time to time by the Committee, subject to shareholder approval where required by federal or state law.  Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock or Restricted Stock Unit theretofore granted without such Participant's written consent.

SECTION 9
GENERAL PROVISIONS

(a)           All shares of Restricted Stock and any shares of Stock that may be issued in satisfaction of a Restricted Stock Unit delivered under the Plan after the Restricted Period has expired shall be distributed in accordance with the instructions of each Participant.  Such shares of Stock shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law.

(b)           Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the granting of any award hereunder shall not confer upon any employee of the Company or any Subsidiary nor any independent contractors associated with the Company or its Subsidiaries any right to continued employment or association with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees or terminate the association of any independent contractors associated with the Company or its Subsidiaries at any time.

(c)           No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           During the Restricted Period, a Participant's rights and interest under the Plan may not be sold, assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

(e)           The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, provincial or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to release shares of Stock upon the lapse of restrictions on Restricted Stock and a condition to the issuance of any shares of Stock to satisfy a Restricted Stock Unit upon the lapse of restrictions on the Restricted Stock Unit that the Participant (i) pay to the Company, upon its demand,  such amount as may be requested by the Company for the purpose of satisfying any obligation to withhold federal, state, provincial  or local income or other taxes and (ii) provide the Company with a copy of any election made under Section 83 of the Code, or any amendment thereto (the "Section 83 Election") as filed with the Internal Revenue Service.  If the amount requested is not paid and the copy of the Section 83 Election, if applicable, is not provided, the Company may refuse to release or issue shares of Stock until such time as the Participant so complies.  Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time, to have the Company withhold shares of Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability, to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations.

(f)           The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the 1934 Act or any successor statute, rule or regulation. All transactions involving any Section 16(a) Person shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to Rule 16b-3 shall not apply to Section 16(a) Persons.

(g)           With respect to awards granted hereunder that are subject to Section 409A, this Plan is intended in all respects to comply with the provisions of Section 409A and the Company shall interpret and administer the Plan in a manner consistent with Section 409A.

SECTION 10
EFFECTIVE DATE OF PLAN

The Plan was originally effective as of the date of approval of the Plan by the shareholders of the Company or such other date as the shareholders of the Company so determined.